ROYALTY AGREEMENT

      THIS AGREEMENT is entered into effective as of the __ day of ____________, 1998 (the "Effective Date"), by and between Celerity Systems, Inc., a Delaware corporation (hereinafter called "Celerity"), and the undersigned individual or entity (hereinafter called the "Lender").

                                    Recitals

A. The Lender has made a loan (the "Loan") to Celerity as evidenced by a Promissory Note (the "Note") dated the same date as the Effective Date.

B. In consideration for the Loan, Celerity has agreed to make certain royalty payments to the Lender with respect to sales of its T 6000 set top box (as defined in Section 1.E. below), subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the Loan and the mutual promises and covenants set forth herein, the parties hereto do hereby agree as follows:

1. Calculation and Payment of Royalties.

      A. Celerity hereby agrees to pay to the Lender royalty payments (the "Royalty" or "Royalties") equal to the product of (i) a fraction, the numerator of which is the principal amount of the Note, and the denominator of which is $100,000, (ii) Fifty Cents ($0.50), and
            (iii) the number of T 6000 set top boxes shipped by Celerity to customers during the Royalty Period (as defined in Section 1.B. below), subject to the other provisions of this Agreement. Royalties shall not be paid with respect to non-revenue producing shipments of the T 6000, including, but not limited to, shipments of loaned units, beta shipments, and shipments of test and evaluation units, nor shall Royalties be due on units for which Celerity is only reimbursed for the costs of shipping and insuring the units and/or similar costs.

      B. The "Royalty Period" means the period commencing on the Effective Date and ending at 12:01 A.M. on the third anniversary of the Effective Date; provided, however, that (i) if the initial term of the Note is two (2) years, then the Royalty Period shall end at 12:01 A.M. on the fourth anniversary of the Effective Date, and (ii) if the initial term of the Note is three (3) years, then the Royalty Period shall end at 12:01 A.M. on the fifth anniversary of the Effective Date; provided, further, that if the initial term of the
            Note is for one (1) or two (2) years, then, under certain circumstances, the Royalty Period may be extended at the election of the Lender in accordance with the terms of Section 2 below and the Note.

      C. Subject to the other provisions of this Agreement, the Royalty applicable to each T 6000 shipped by Celerity shall be deemed to be earned thirty (30) days following the date of shipment by Celerity. Celerity will issue a written report to the Lender within thirty (30) days following the expiration of each calendar quarter; provided, however, that each report with respect to a calendar quarter ending December 31 (other than the final such report due under this Agreement, as it may be extended, which shall be due not later than January 31 of the following year) shall be issued not later than December 31. Such report shall set forth the number (or estimated number, in the case of any report issued on December 31) of units shipped during such calendar quarter for which the Royalty has been earned and shall be accompanied by a check representing payment of all Royalties owed.

      D. Royalty payments with respect to any calendar quarter will be subject to adjustments for refunds provided and amounts declared uncollectible by Celerity, in its sole discretion, during the applicable (or any subsequent) calendar quarter. In addition, Royalty payments set forth in reports issued on December 31 shall be subject to adjustment in subsequent calendar quarters, to the extent actual Royalties differ from any estimated Royalties set forth in such report.

      E. For the purposes hereof, the "T 6000 set top box" shall mean the current version of Celerity's T 6000 digital set top box as of the Effective Date, all versions of the T 6000 digital set top box containing updates, upgrades and enhancements, and all other digital set top boxes developed and manufactured by Celerity that are derived from or based in any substantial part on the design of the current version of the T 6000 digital set top box as of the Effective Date.

2. Extension of Royalty Period.

      Under certain circumstances, the Lender may elect to extend the payment date of the Note by providing written notice of such election as provided for in the Note. If the Note has an initial term of one (1) year and (i) if the Lender extends the payment date of the Note for one (1) year, then the end of the Royalty Period will also be extended for one (1) additional year (from 12:01 A.M. on the third anniversary of the Commencement Date to 12:01 A.M. on the fourth anniversary of the Commencement Date), and (ii) if the Lender extends the payment date of the Note for two (2) years, then the end of the Royalty Period will also be extended for two (2) years (from 12:01 A.M. on the third anniversary of the Effective Date to 12:01 A.M. on the fifth anniversary of the Effective Date). If the Note has an initial term of two (2) years and the Lender extends the payment date of the Note for one (1) year, then the end of the Royalty Period will also be extended for one (1) year (from 12:01 A.M. on the fourth anniversary of the Commencement Date to 12:01 A.M. on the fifth anniversary of the Commencement Date).

3. General Provisions.

      A. This Agreement shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Lender may not transfer any of its rights or obligations under this Agreement unless such


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

            transfer is made in connection with a transfer of the Note to a person who is a registered holder thereof in accordance with the terms of the Note, and the Lender shall be required to transfer such rights and obligations in connection with a transfer of the Note.

      B. This Agreement is entered into pursuant to and shall be governed by the laws of the State of Delaware, without regard to the conflicts of laws principles of such State. The Company and the Payee each irrevocably consent to the jurisdiction of, and venue in, the courts of the State of Delaware, and of the federal courts located in the State of Delaware, in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In the event that any provision of this Agreement shall be deemed to be invalid and unenforceable in whole or in part, the remainder of this Agreement shall remain in full force and effect.

      C. This Agreement, the Note and the Subscription Agreement collectively constitute the entire agreement between the parties with respect to the subject matter hereof and may be amended only by a written instrument executed by Celerity and the Lender.

      D. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or, if receipt is confirmed orally or in writing, by telecopy or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to Celerity, as follows:
            Celerity Systems, Inc., Attention: President, 1400 Centerpoint Boulevard, Knoxville, Tennessee 37932, (ii) if to the Lender, at the Lender's address set forth below, or (iii) in either case, to such other address as the party shall have furnished by notice in accordance with the provisions of this paragraph. Any such notice shall be deemed given at the time of receipt thereof.

      E. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

      F. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


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

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the Effective Date.


                          CELERITY SYSTEMS, INC.

                          By: ____________________________

                          Title: _________________________

                          1400 Centerpoint Boulevard
                          Knoxville, Tennessee 37932

                          LENDER: ________________________

                          ________________________________
                             Print Name

                          ________________________________
                             Signature

                          ________________________________
                             Title, if applicable


                          LENDER ADDRESS:

                          ________________________________

                          ________________________________

                          ________________________________


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